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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the use in the Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 in connection with the registering of (i) common stock and redeemable Class B Warrants of Laminating Technologies, Inc. and subsidiary ("the Company"), pursuant to outstanding redeemable Class A Warrants of the Company, and Class B Warrants issued in the Company's initial public offering and (ii) common stock issuable upon the exercise of such redeemable Class B Warrants of the Company, of our report dated June 4, 1997 relating to the consolidated financial statements of the Company as at March 31, 1997, for the years ended March 31, 1997 and March 31, 1996, and for the period from April 19, 1993 (commencement of operations) through March 31, 1997 which is contained in that Registration Statement. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."



Richard A. Eisner & Company, LLP

New York, New York

August 20, 1997